Exhibit 99.2

Operating Results Scorecard
As of June 30, 2013

	Q1-12	Q2-12	Q3-12	Q4-12	2012	Q1-13	Q2-13
Revenue (millions)
Domestic	$27.4	$21.6	$23.1	$27.7	$99.8	$28.0	$28.9
Asia Pacific	$19.6	$18.7	$19.8	$21.6	$79.7	$19.7	$19.9
Latin America	$4.0	$4.1	$4.8	$5.8	$18.6	$6.1	$6.8
Company Total	$50.9	$44.4	$47.7	$55.1	$198.1	$53.8	$55.6

Revenue %
Domestic	53.8%	48.6%	48.5%	50.3%	50.4%	52.1%	52.0%
Asia Pacific	38.5%	42.1%	41.6%	39.2%	20.2%	36.6%	35.7%
Latin America	7.8%	9.2%	10.0%	10.5%	28.5%	11.3%	12.3%
Company Total	100%	100%	100%	100%	100%	100%	100%

Gross Profit (millions)
Domestic	$0.8	$0.4	$1.9	$4.0	$7.4	$2.9	$3.5
Asia Pacific	$4.8	$3.2	$4.2	$4.4	$16.5	$2.2	$2.2
Latin America	$(0.4)	$(0.3)	$—	$(0.2)	$(0.9)	$(0.4)	$(0.1)
Company Total	$5.3	$3.3	$6.1	$8.3	$23.0	$4.7	$5.6

Gross Profit %
Domestic	3.1%	2.0%	8.2%	14.5%	7.4%	10.4%	12.3%
Asia Pacific	24.8%	17.0%	21.4%	20.5%	20.7%	11.2%	10.9%
Latin America	(8.9)%	(8.1)%	(0.7)%	(2.8)%	(4.7)%	(6.6)%	(1.2)%
Company Total	10.5%	7.4%	12.8%	15.0%	11.6%	8.8%	10.1%